     Exhibit 4.23

December 29, 2003

U S Liquids Inc.
411 N. Sam Houston Pkwy. E.
Houston, TX 77060
Attention: Treasurer

     Re: Nineteenth Amendment and Consent

Ladies and Gentlemen:

     Please refer to (a) the Second Amended and Restated Credit Agreement dated as of February 3, 1999 (as previously amended, the “Credit Agreement”) among U S Liquids Inc. (the “Company”), various financial institutions and Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association), as Agent; and (b) each of the following documents: the waiver dated October 4, 2002; the waiver dated October 25, 2002; the waiver and amendment dated as of December 23, 2002; the waiver and amendment dated January 14, 2003; the waiver and amendment dated as of January 31, 2003; the waiver and amendment dated as of March 31, 2003; the amendment and consent dated as of June 30, 2003; the letter agreement dated as of July 15, 2003 regarding the deferral of interest; the amendment, waiver and consent dated as of July 30, 2003; the amendment, waiver and consent dated as of August 29, 2003 (the “17th Amendment”); the waiver and consent dated as of October 15, 2003 and the amendment, waiver and consent dated as of November 25, 2003 (collectively, the “Prior Waiver Letters”).

     Capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement.

     1. Introduction. The Company has requested that the Banks, among other things, (a) consent to various asset sales and (b) amend certain definitions to reflect adjustments arising from various asset sales.

     2. Agreement Requiring the Consent of all Banks. The Banks consent to the amendment of the $1,236,862 Letter of Credit issued for the benefit of National Union Fire Insurance Company to provide for the automatic renewal of such Letter of Credit for an additional period if the issuer does not provide 30 days’ prior notice of its intention not to renew such Letter of Credit, and agree that the obligations of the Banks to participate in such Letter of Credit pursuant to Section 2.3.2 of the Credit Agreement will survive the termination of the Commitments and the Credit Agreement.

     3. Agreements Requiring the Consent of the Required Banks.

     (a) Consents to Asset Sales. The Required Banks consent to each of the following Asset Sales, so long as the Net Cash Proceeds of such Asset Sale (including, to the extent applicable, net collections of accounts receivable and other working capital received by the Company or any Subsidiary following the closing of such Asset Sale relating to the assets sold pursuant to such Asset Sale) are applied in accordance with Section 6 of the 17th Amendment:

U S Liquids Inc.
December 29, 2003

     (i) the sale of substantially all of the tangible assets of [Confidential Information Omitted and Filed Separately with the SEC] to [Confidential Information Omitted and Filed Separately with the SEC] for initial net cash proceeds of not less than [Confidential Information Omitted and Filed Separately with the SEC];

     (ii) the sale of substantially all of the tangible assets of [Confidential Information Omitted and Filed Separately with the SEC] to [Confidential Information Omitted and Filed Separately with the SEC] for initial net cash proceeds of not less than [Confidential Information Omitted and Filed Separately with the SEC]; and

     (iii) the sale of substantially all of the assets of [Confidential Information Omitted and Filed Separately with the SEC] for net cash proceeds of not less than [Confidential Information Omitted and Filed Separately with the SEC].

     (b) Amendments to Definitions. The definitions of “EBITDA” and “Net Worth” are amended in their entirety to read as follows, respectively:

     EBITDA means, for any period, Consolidated Net Income for such period plus (a) to the extent deducted in determining such Consolidated Net Income, but without duplication, (i) Interest Expense, income tax expense and depreciation and amortization expense for such period, all calculated on a pro forma basis in accordance with Article 11 of Regulation S-X of the SEC, (ii) non-cash expenses relating to the accrual of severance payments to former employees of the Company and its Subsidiaries, (iii) up to $4,000,000 in the aggregate of non-cash charges taken by the Company during the Fiscal Quarters ending December 31, 2002 and March 31, 2003 and (iv) up to $12,000,000 in the aggregate of non-cash write-downs of assets and other non-cash losses taken or incurred in connection with Asset Sales plus/minus (b) to the extent deducted or added in determining such Consolidated Net Income but without duplication, any loss or gain resulting from the disposition of U S Liquids of La., L.P., Parallel Products of Kentucky, Inc., Romic Environmental Technologies Corporation and USL Parallel Products of California.

     Net Worth means, at any time, the sum of the Company’s consolidated stockholders’ equity (including preferred stock accounts) at such time plus (a) to the extent deducted in determining such Net Worth, but without duplication, (i) all Asset Sale Charges, Bonus Charges and FAS 142 Charges taken after June 1, 2001, (ii) non-cash expenses relating to the accrual of severance payments to former employees of the Company and its Subsidiaries and (iii) up to $12,000,000 in the aggregate of non-cash write-downs of assets and other non-cash losses taken or incurred in connection with Asset Sales plus/minus (b) to the extent deducted or added in determining such Net Worth, but without duplication, any loss or gain resulting from the disposition of U S Liquids of La., L.P., Parallel Products of Kentucky, Inc., Romic Environmental Technologies Corporation and USL Parallel Products of California.

     4. Effectiveness. This letter shall become effective upon receipt by the Agent of the following:

U S Liquids Inc.
December 29, 2003

     (a) counterparts hereof (or facsimiles thereof) executed by the Company and the Required Banks; provided that (i) the agreements set forth in Section 2 shall not become effective until receipt by the Agent of counterparts hereof (or facsimiles thereof) executed by the Company and each Bank and (ii) the amendments set forth in Section 3(b) shall be deemed to be effective as of September 30, 2003;

     (b) a confirmation of the Guarantors substantially in the form of Exhibit A; and

     (c) evidence that the Company has paid all fees and expenses of the Agent (including all attorneys’ fees and charges) incurred on or prior to the date hereof).

     5. Miscellaneous.

     (a) This letter is limited to the matters specifically set forth herein and shall not be deemed to constitute a waiver or consent with respect to any other matter whatsoever. The Agent and the Banks hereby reserve all of their rights, powers and remedies under the Credit Agreement and applicable law.

     (b) This letter may be executed in counterparts and by the parties hereto on separate counterparts.

     (c) This letter shall be governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

     (d) Except as otherwise expressly amended or modified herein, the Credit Agreement and the Prior Waiver Letters (including the limitation on outstandings, representations, warranties, covenants and Events of Default contained therein) shall remain in full force and effect and are hereby ratified and confirmed in all respects.

     (e) Except to the extent expressly set forth herein, the Agent and the Banks do not waive any, but instead hereby expressly reserve all, claims, rights, power and remedies available to the Agent and the Banks under the Credit Agreement and/or applicable law resulting from any event (whether now existing or hereafter arising) that constitutes an Event of Default or Unmatured Event of Default.

     (f) The Company shall deliver to the Agent not later than December    , 2003 copies of resolutions of the Board of Directors of the Company authorizing the execution and delivery by the Company of this letter and the performance by the Company of its obligations hereunder.

[Signature Pages Follow]

U S Liquids Inc.
December  29, 2003

     Please acknowledge the foregoing by signing a copy of this letter and returning it to the Agent.

Very truly yours,

BANK OF AMERICA, N.A., as Agent

By:

Title:

BANK OF AMERICA, N.A., as a Bank

By:

Title:

FLEET NATIONAL BANK

By:

Title:

BANK ONE, NA

By:

Title:

THE BANK OF NOVA SCOTIA

By:

Title:

UNION BANK OF CALIFORNIA

By:

Title:

U S Liquids Inc.
December 29, 2003

COMERICA BANK

By:

Title:

WELLS FARGO BANK, N.A.

By:

Title:

BNP PARIBAS

By:

Title:

By:

Title:

ACKNOWLEDGED AND AGREED:

U S LIQUIDS INC.

By:

Title:

U S Liquids Inc.
December 29, 2003

CONFIRMATION

December  29, 2003

To:	Bank of America, N.A., individually and as Agent, and the other financial institutions party to the Credit Agreement referred to below

     Please refer to the amendment and consent letter dated as of the date hereof (the “Amendment and Consent”) with respect to the Second Amended and Restated Credit Agreement dated as of February 3, 1999 (as amended, the “Credit Agreement”) among U S Liquids Inc., various financial institutions (the “Banks”) and Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association), as Agent (the “Agent”).

     Each of the undersigned hereby confirms to the Agent and the Banks that such undersigned has received a copy of the Amendment and Consent and that, after giving effect to the Amendment and Consent and the transactions contemplated thereby, each Loan Document to which such undersigned is a party continues in full force and effect and is the legal, valid and binding obligation of such undersigned, enforceable against such undersigned in accordance with its terms.

EARTH BLENDS, INC.
MBO, INC.
THE NATIONAL SOLVENT EXCHANGE CORP.
PARALLEL PRODUCTS OF FLORIDA, INC.
RE-CLAIM ENVIRONMENTAL LOUISIANA, L.L.C.
USL FIRST SOURCE, INC.
U S LIQUIDS GREAT LAKES, INC.
U S LIQUIDS OF HOUSTON, L.L.C.
U S LIQUIDS OF DALLAS, L.L.C.
U S LIQUIDS OF CENTRAL TEXAS, L.L.C.
U S LIQUIDS OF CONNECTICUT, INC.
U S LIQUIDS OF GREATER CHICAGO, INC.
U S LIQUIDS OF PENNSYLVANIA, INC.
U S LIQUIDS OF TEXAS, INC.
U S LIQUIDS LP HOLDING CO.
U S LIQUIDS NORTHEAST, INC.
U S LIQUIDS TERMINAL SERVICES, INC.
U S LIQUIDS OF DETROIT, INC.
U S LIQUIDS OF FLORIDA, INC.
USL ENVIRONMENTAL SERVICES, INC.
USL GENERAL MANAGEMENT, INC.

U S Liquids Inc.
December 29, 2003

WASTE RESEARCH AND RECOVERY, INC.

By:

Name:

Title:

USL MANAGEMENT LIMITED PARTNERSHIP

By: USL General Management, Inc., its General Partner

By:

Name:

Title:

GEM MANAGEMENT, INC.

By:

Name:

Title: